Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 4, 2021 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-252809) of Oscar Health, Inc.. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-252809) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 2, 2021